Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rose Rock Midstream, L.P.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-178923) and Form S-3 (Nos. 333-186469 and 333-188635) of Rose Rock Midstream, L.P. of our report dated March 1, 2013, relating to the financial statements of SemCrude Pipeline, L.L.C., which are incorporated by reference in this current report on Form 8-K/A.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

December 20, 2013